UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

May 23, 2016

(Date of Report)

May 20, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 20, 2016, AmericaTowne, Inc. (the "Company") entered into a Consulting, Confidentiality and Restrictive Covenant Agreement (the “Agreement”) with Andre Chaslin, whose address is 4605 Tollington Drive in Raleigh, North Carolina 27604 (“Chaslin”) to develop a comprehensive support plan for the development of a state of the art International Trade Center Complex designed to support its export and international trade program and its export trade platform. Pursuant to the Agreement, Chaslin will be responsible for designing and developing the Complex at the direction of the Company. Chaslin will work on all aspects of the Complex’s development including, but not limited to, facilitating the acquisition of land, relationships with architect firms, and local government entities. In exchange for his services, Chaslin will be compensated with a $20,000 flat fee, $10,000 to be paid at the onset of the project, with the balance due upon completion of the project. Chaslin has extensive experience working with other businesses involving related real estate developments. Chaslin is a shareholder of the Company and is the principle of Landmark Auto Sales, an Exporter.

Exhibit	Description

(d) Exhibits

Exhibit	Description
10.1	Project Consulting Agreement – Chaslin dated May 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: May 23, 2016

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